Exhibit 32.01

Certification by the Chief Executive Officer
of Loews Corporation pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the
Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Loews Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 10-K for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2025	By:	/s/ Benjamin J. Tisch
BENJAMIN J. TISCH
Chief Executive Officer